NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.


No. A-[ ]                                                        $[___________]

                                 VITECH AMERICA
                   10% CONVERTIBLE DEBENTURE DUE MAY 21, 2001

         THIS DEBENTURE is one of a series of duly authorized issued debentures of Vitech America, Inc., a Florida corporation, having a principal place of business at 8807 Northwest 23rd Street, Miami, Florida 33172 (the "Company"), designated as its 10% Convertible Debentures, due May 21, 2001 (the "Debentures"), in an aggregate principal amount of $10,000,000.

         FOR VALUE RECEIVED, the Company promises to pay to [_______________________], or registered assigns (the "Holder"), the principal sum of [________________] Dollars ($___________), on or prior to May 21, 2001 or such earlier date as the Debentures are required to be repaid as provided hereunder (the "Maturity Date") and to pay interest to the Holder on the principal sum at the rate of 10% per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year during the term hereof, commencing on June 30, 1999, but in no event later than the earlier to occur of a Conversion Date (as defined in Section 4(a)(i)) for such principal amount or the Maturity Date. Interest shall accrue daily commencing on the Original Issue Date (as defined in Section 6) until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest shall be calculated on the basis of a 360-day year and for the actual number of days elapsed. Interest hereunder will be paid to the Person (as defined in Section 6) in whose name this Debenture is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"). All overdue, accrued and unpaid interest and other amounts due hereunder shall bear interest at the rate of 18% per annum (to accrue daily) from the date such interest is due hereunder through and including the date of payment. The principal of, and interest on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address of the Holder last appearing on the Debenture Register, except that interest due on the principal amount (but not overdue interest) may, at the Company's option, be paid in shares of Common Stock (as defined in Section 6) calculated based upon the lower of (i) the Per Share Market Value (as defined in Section 6) or (ii) the Conversion Price (as defined below) on the date such interest was due. All amounts due hereunder other than such interest shall be paid in cash. Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Common Stock in payment of interest on the principal amount if: (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, is insufficient to pay interest hereunder in shares of Common Stock; (ii) such shares of Common Stock are not either registered for resale pursuant to an Underlying Securities Registration Statement (as defined in Section 6) or freely transferable without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as determined by counsel to the Company pursuant to a written opinion letter addressed and in form and substance acceptable to the Holder and the transfer agent for such shares; (iii) such shares of Common Stock are not then listed or quoted on the Nasdaq National Market ("NASDAQ") or on the New York Stock Exchange, American Stock Exchange or the Nasdaq SmallCap Market (each, a "Subsequent Market"); (iv) the Company has failed to timely satisfy its conversion obligations hereunder; or (v) the issuance of such shares would result in the recipient thereof beneficially owning more than 4.999% of the issued and outstanding shares of Common Stock as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Payment of interest on the principal amount in shares of Common Stock is further subject to the provisions of Section 4(a)(ii).

         This Debenture is subject to the following additional provisions:

                  Section 1. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same but shall not be issuable in denominations of less than integral multiplies of One Thousand Dollars ($1,000) unless such amount represents the full principal balance of Debentures outstanding to such Holder. No service charge will be made for such registration of transfer or exchange.

                  Section 2. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement (as defined in Section 6) and may be transferred or exchanged only in compliance with the Purchase Agreement. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

                  Section 3. Events of Default.

         (a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                  (i) any default in the payment of the principal of, interest on or liquidated damages in respect of this Debenture (free of any claim of subordination), as and when the same shall become due and payable (whether on the applicable quarterly interest payment date, a Conversion Date or the Maturity Date or by acceleration or otherwise. Notwithstanding anything to the contrary, no Event of Default shall exist upon the occurrence of a default in payment of interest on this Debenture that the Company cures within five (5) days following receipt of written notice of such default;

                  (ii) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Debenture, the Purchase Agreement or the Registration Rights Agreement, and such failure or breach shall not have been remedied within 10 days after the date on which notice of such failure or breach shall have been given;

                  (iii) the Company or any of its subsidiaries shall commence, or there shall be commenced against the Company or any such subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary thereof or there is commenced against the Company or any subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company or any subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; or the Company shall state that it is unable to pay its debts generally as they become due; or the Company or any subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company or any subsidiary thereof shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing;

                  (iv) the Company shall default, after the lapse of any applicable grace period, in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness of the Company in an amount exceeding five hundred thousand dollars ($500,000), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

                  (v) the Common Stock shall fail to be listed for trading on the NASDAQ or on a Subsequent Market or the Common Stock shall be suspended from trading on the NASDAQ or on a Subsequent Market, in either case, for more than three (3) days (which need not be consecutive days);

                  (vi) an Underlying Securities Registration Statement shall not have been declared effective by the Securities and Exchange Commission (the "Commission") on or prior to the 180th day after the Original Issue Date;

                  (vii) an Event (as hereinafter defined) shall not have been cured to the reasonable satisfaction of the Holder prior to the expiration of thirty (30) days from the Event Date (as hereinafter defined) relating thereto (other than an Event resulting from a failure of an Underlying Securities Registration Statement to be declared effective by the Commission on or prior to the Effective Date (as defined in the Registration Rights Agreement);

                  (viii) the Company shall fail for any reason to deliver certificates to a Holder prior to the twelfth (12th) day after the Conversion Date pursuant to Section 4(b) or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any Debentures in accordance with the terms hereof; or

                  (ix) the Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined below) within ten (10) days after notice is deemed delivered hereunder.

         (b) If during the time that any portion of this Debenture remains outstanding, any Event of Default occurs and is continuing, then the Holders of a majority in interest of the outstanding principal amount of Debentures may, by notice to the Company declare the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration, due and payable in cash. The aggregate amount payable upon an Event of Default shall be equal to the sum of (i) the Mandatory Prepayment Amount (as defined below) plus (ii) the product of (A) the number of Underlying Shares issued in respect of conversions hereunder or as payment of interest hereunder, in either case, within thirty (30) days of the date of a declaration of an Event of Default and then held by the Holder and (B) the Per Share Market Value on the date prepayment is due or the date the full prepayment price is paid, whichever is greater. Interest shall accrue on the prepayment amount hereunder from the seventh day after such amount is due (being the date of an Event of Default) through the date of payment in full thereof at the rate of 18% per annum. All Debentures and Underlying Shares for which the full repayment price hereunder shall have been paid in accordance herewith shall be promptly surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

                  Section 4. Conversion.

                  (a) (i) This Debenture shall be convertible into shares of Common Stock (subject to the limitations set forth in Section 4(a)(ii) hereof) at the option of the Holder, in whole or in part at any time and from time to time following the Original Issue Date. The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by dividing the outstanding principal amount of this Debenture to be converted, plus all accrued but unpaid interest thereon (to the extent that the Company has elected and is permitted to pay interest in shares of Common Stock), by the Conversion Price, each as subject to adjustment as provided hereunder. The Holder shall effect conversions by surrendering the Debentures (or such portions thereof) to be converted, together with the form of conversion notice attached hereto as Exhibit A (a "Conversion Notice") to the Company. Each Conversion Notice shall specify the principal amount of Debentures to be converted and the date on which such conversion is to be effected, which date may not be prior to the date such Conversion Notice is deemed to have been delivered hereunder (a "Conversion Date"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice is deemed delivered hereunder. If the Holder is converting less than all of the principal amount represented by the Debenture(s) tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to such Holder (in the manner and within the time set forth in Section 4(b)) a new Debenture for such principal amount as has not been converted.

                  (ii)  Certain Conversion Restrictions.

                           (A) (1) The Holder may not convert Debentures or
receive shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, the Debentures held by the Holder after application of this Section. The Holder shall have the sole authority and obligation to determine whether the restriction contained in this Section applies and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which Debentures are convertible shall be in the sole discretion of the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 75 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

                               (2) The Holder may not convert Debentures or
receive shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest would result in the Holder beneficially owning (as determined in accordance with Section

13(d) of the Exchange Act and the rules thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, the Debentures held by the Holder after application of this Section. The Holder shall have the sole authority and obligation to determine whether the restriction contained in this Section applies and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which Debentures are convertible shall be in the sole discretion of the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 75 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

                           (B) Notwithstanding anything to the contrary set
forth herein, the Company shall not be obligated to issue in excess of 2,927,130 shares of Common Stock upon conversion of Debentures and payment of interest hereunder, which number of shares shall be subject to adjustment pursuant to Sections 4(c)(ii), (iii), and (v) (such number of shares, the "Issuable Maximum"). The Issuable Maximum equals 19.99% of the number of shares of Common Stock outstanding immediately prior to the Closing. Shares of Common Stock issued in respect of liquidated damages hereunder shall not count towards the 2,927,130 share limit set forth in this paragraph and shall be paid in cash as provided herein unless otherwise agreed to by the Holders. If on any Conversion Date (A) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding Debentures and as payment of interest thereon in shares of Common Stock, together with any shares of Common Stock previously issued upon conversion of Debentures and as payment of interest thereon, would equal or exceed the Issuable Maximum, and (B) the Company shall not have previously obtained the vote of shareholders (the "Shareholder Approval"), if any, as may be required by the applicable rules and regulations of NASDAQ or other exchange or market on which the Common Stock is then listed or quoted for trading to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof, then the Company shall issue to the Holder so requesting a conversion a number of shares of Common Stock equal to its pro-rata share of the Issuable Maximum (determined by reference to the aggregate principal amount of Debentures issued to all Holders on the Original Issue Date) and, with respect to the remainder of the aggregate principal amount of Debentures then held by such Holder for which a conversion in accordance with the Conversion Price would result in an issuance of shares of Common Stock in excess of the Issuable Maximum (the "Excess Value"), the Company shall have the option to either (1) use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 75th day after such request, or (2)(i) issue and deliver to such Holder a number of shares of Common Stock as equals (x) the Excess Value, plus accrued interest on all Debentures being converted, divided by (y) the closing sales price of the Common Stock as reported by the NASDAQ on the Original Issue Date, and (ii) cash in an amount equal to the product of (x) the Per Share Market Value on the Conversion Date and (y) the number of shares of Common Stock in excess of such Holder's pro rata portion of the Issuable Maximum that would have otherwise been issuable to the Holder in respect of such conversion but for the provisions of this Section (such amount of cash being hereinafter referred to as the "Discount Equivalent"), or (3) pay cash to the converting Holder in an amount equal to the Mandatory Prepayment Amount (as defined in Section 6) for the Excess Value. If the Company fails to pay the Discount Equivalent or the Mandatory Redemption Amount, as the case may be, in full pursuant to this Section within ten (10) days after the date payable, the Company will pay interest thereon at a rate of 18% per annum to the converting Holder, accruing daily from the Conversion Date until such amount, plus all such interest thereon, is paid in full. If the Company fails to obtain the Shareholder Approval by the 75th day, then the Holders shall have the right to require the Company to perform under, at the sole option of such Holder, clause
(2) or (3) of this Section 4(a)(iii)(B). The Company and the Holders understand and agree that shares of Common Stock issued to and then held by the Holders as a result or conversion of Debentures and as payment of interest thereon shall not be entitled to cast votes on any resolution to obtain Shareholder Approval pursuant hereto.

                  (b) (i) Not later than three Trading Days after the Conversion Date, the Company will deliver or cause to be delivered to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement and as required by law) representing the number of shares of the Common Stock being acquired upon the conversion of Debentures (subject to the limitations set forth in Section 4(a)(ii) hereof), (ii) Debentures in a principal amount equal to the principal amount of Debentures not converted;
(iii) a bank check or wire transfer in the amount of all accrued and unpaid interest (if the Company has elected to pay accrued interest in cash), together with all other amounts then due and payable in accordance with the terms hereof, in respect of Debentures tendered for conversion, and (iv) if the Company has elected and is permitted hereunder to pay accrued interest in shares of the Common Stock, certificates, which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement and as required by law), representing such number of shares of the Common Stock as equals such interest divided by the Conversion Price calculated on the Conversion Date; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of the Common Stock issuable upon conversion of the principal amount of Debentures until Debentures are delivered for conversion to the Company or the Holder notifies the Company that such Debenture has been mutilated, lost, stolen or destroyed and complies with Section 9 hereof. If in the case of any Conversion Notice such certificate or certificates, including for purposes hereof, any shares of the Common Stock to be issued on the Conversion Date on account of accrued but unpaid interest hereunder, are not delivered to or as directed by the Holder by the third (3rd) Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion in which event the Company shall immediately return the Debentures tendered for conversion. If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section, including for purposes hereof, any shares of the Common Stock to be issued on the Conversion Date on account of accrued but unpaid interest hereunder, prior to the third (3rd) Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $2,500 for each day thereafter until the Company delivers such certificates (such amount shall be also be due for each Trading Day after the date that the Holder may rescind such conversion until such date as the Holder shall have received the return of the principal amount of Debentures relating to such rescission). Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 3 herein for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law. Further, if the Company shall not have delivered any cash due in respect of conversions of Debentures or as payment of interest thereon by the fifth (5th) Trading Day after the Conversion Date, the Holder may, by notice to the Company, require the Company to issue shares of Common Stock pursuant to Section 4(c), except that for such purpose the Conversion Price applicable thereto shall be the lesser of the Conversion Price on the Conversion Date and the Conversion Price on the date of such Holder demand. Any such shares will be subject to the provision of this Section.

                  (ii) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 4(b)(i), including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid interest hereunder, prior to the fifth (5th) Trading Day after the Conversion Date, and if after such fifth (5th) Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder was entitled to receive upon such conversion (a "Buy-In"), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (i) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the market price of the Common Stock at the time of the sale giving rise to such purchase obligation and (B) either return the aggregate principal amount of Debentures for which such conversion was not honored or deliver to such Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and deliver obligations under
Section 4(b)(i). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 aggregate principal amount of Debentures, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and evidence of the Holder's purchase as described above. Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under
Section 4(b)(i) in respect of the certificates resulting in such Buy-In.

                  (c) (i) The conversion price (the "Conversion Price") in effect on any Conversion Date shall be $11.00 per share (the "Initial Conversion Price"); PROVIDED THAT, if the Company shall have declined to repay in full this Debenture following the exercise by the Holder of the Put Right at the Put Price (as each such term is defined in Section 5 herein), the

Conversion Price shall be the LESSER OF (i) 0.85 multiplied by the average of the lowest ten (10) VWACS during the thirty (30) consecutive Trading Days immediately preceding such Conversion Date, and (ii) the Initial Conversion Price (subject, in each case, to equitable adjustments set forth herein).

                           If: (a) an Underlying Securities Registration
Statement is not filed on or prior to the Filing Date (as defined in the Registration Rights Agreement) (if the Company files such Underlying Securities Registration Statement without affording the Holder the opportunity to review and comment on the same as required by Section 3(a) of the Registration Rights Agreement, the Company shall not be deemed to have satisfied this clause (a)), or (b) the Company fails to file with the Commission a request for acceleration in accordance with Rule 12d1-2 promulgated under the Securities Exchange Act of 1934, as amended, within five (5) days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that an Underlying Securities Registration Statement will not be "reviewed," or not subject to further review, or (c) the Underlying Securities Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Date (as defined in the Registration Rights Agreement), or (d) except as set forth in the Registration Rights Agreement, such Underlying Securities Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities (as defined in the Registration Rights Agreement) at any time prior to the expiration of the "Effectiveness Period" (as defined in the Registration Rights Agreement), without being succeeded within fifteen (15) days by an amendment to such Underlying Securities Registration Statement or a subsequent Underlying Securities Registration Statement filed with and declared effective by the Commission, or (e) trading in the Common Stock shall be suspended from the NASDAQ or a Subsequent Market for more than three (3) Business Days (which need not be consecutive days), (f) the conversion rights of the Holders are suspended for any reason, subject to the exceptions set forth herein or in the Registration Rights Agreement or (g) an amendment to the Underlying Securities Registration Statement is not filed by the Company with the Commission within fifteen (15) days of the Commission's notifying the Company that such amendment is required in order for the Underlying Securities Registration Statement to be declared effective (any such failure or breach being referred to as an "Event," and for purposes of clauses (a), (c), (f) the date on which such Event occurs, or for purposes of clause (b) the date on which such five (5) day period is exceeded, or for purposes of clauses (d) and (g) the date which such 15 day-period is exceeded, or for purposes of clause (e) the date on which such three (3) Business Day-period is exceeded, being referred to as "Event Date"), then the Company shall pay to the Holder [2.0%] of the aggregate principal amount of Debentures then held by such Holder, in cash, as liquidated damages and not as a penalty, on the first day of each monthly anniversary of the Event Date, until such time as the applicable Event is cured. The provisions of this Section are not exclusive and shall in no way limit the Company's obligations under the Registration Rights Agreement.

                           (iii) If the Company, at any time while any
Debentures are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of the Common Stock, (b) subdivide outstanding shares of the Common Stock into a larger number of shares,
(c) combine
outstanding shares of the Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of the Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                           (iv) If the Company, at any time while any Debentures
are outstanding, shall issue rights or warrants to all holders of the Common Stock (and not to Holders of Debentures) entitling them to subscribe for or purchase shares of the Common Stock at a price per share less than the Per Share Market Value of the Common Stock at the record date mentioned below, the Initial Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of the Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Initial Conversion Price pursuant to this Section, if any such right or warrant shall expire and shall not have been exercised, the Initial Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Initial Conversion Price made pursuant to the provisions of this Section 4 after the issuance of such rights or warrants) had the adjustment of the Initial Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

                           (v) If the Company or any subsidiary thereof, as
applicable with respect to Common Stock Equivalents (as defined below), at any time while Debentures are outstanding, shall issue shares of Common Stock or rights, warrants, options or other securities or debt that is convertible into or exchangeable for shares of Common Stock, other than stock options to employees, directors or officers of the Company and outstanding convertible debentures issued on October 10, 1997 in the aggregate principal amount of $11,080,535 ("Common Stock Equivalents") entitling any Person to acquire shares of Common Stock at a price per share less than the Conversion Price then in effect, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of shares of Common Stock or such Common Stock Equivalents plus the number of shares of

Common Stock which the offering price for such shares of Common Stock or Common Stock Equivalents would purchase at the Conversion Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued or issuable, provided, that for purposes hereof, all shares of Common Stock that are issuable upon exercise or exchange of Common Stock Equivalents shall be deemed outstanding immediately after the issuance of such Common Stock Equivalents. Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued.

                           (vi) If the Company, at any time while Debentures are
outstanding, shall distribute to all holders of the Common Stock (and not to Holders of Debentures) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Initial Conversion Price at which Debentures shall thereafter be convertible shall be determined by multiplying the Initial Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of the Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of Debentures then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the holders of Debentures of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of the Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                           (vii) In case of any reclassification of the Common
Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holder of this Debenture shall have the right thereafter to, at its option, (A) convert the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holders of the Debentures shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture could have been converted immediately prior to such reclassification or share exchange would have been entitled or (B) require the Company to prepay the aggregate of its outstanding principal amount of Debentures, plus all interest and other amounts due and payable thereon, at the then effective Put Price adjusted to reflect at least a 16% annualized return. The entire prepayment price shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges.

                           (viii) All calculations under this Section 4 shall be
made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                           (ix) Whenever the Conversion Price is adjusted
pursuant to any of Section 4(c)(ii) - (v), the Company shall promptly mail to each Holder of Debentures a notice setting forth the Initial Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                           (x) If (A) the Company shall declare a dividend (or
any other distribution) on its Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, and in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debentures, and shall cause to be mailed to the Holders of Debentures at their last addresses as they shall appear upon the stock books of the Company, at least 15 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Debentures during the 15-day period commencing the date of such notice to the effective date of the event triggering such notice.

                           (xi) In case of any (1) merger or consolidation of
the Company with or into another Person that would constitute a Change of Control Transaction, or (2) sale, directly or indirectly, by the Company of more than 40% of the assets of the Company (on an as valued basis) in one or a series of related transactions, or (3) tender or other offer or exchange (whether by the Company or another Person) pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, stock, cash or property of the Company or another Person; then, if a Holder has not exercised its Put Right or rights of redemption, if any, such Holder shall have the right thereafter to convert its Debentures into shares of Common Stock at any time prior to the effective day of such transaction and thereafter to (A) require the Company to prepay the aggregate of its outstanding principal amount of Debentures, plus all interest and other amounts due and payable thereon at the then effective Put Price adjusted to reflect at least a 16% annualized return, or (B) convert its Debentures into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such Debentures could have been converted immediately prior to such merger, consolidation or sales would have been entitled

                  (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of the Common Stock solely for the purpose of issuance upon conversion of the Debentures and payment of interest on the Debentures, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 4(c)) upon the conversion of the outstanding principal amount of the Debentures and payment of interest hereunder. The Company covenants that all shares of the Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Securities Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Underlying Securities Registration Statement.

                  (e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                  (f) The issuance of certificates for shares of the Common Stock on conversion of the Debentures shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debentures so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  (g) Any and all notices or other communications or deliveries to be provided by the Holders of the Debentures hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Company, at 8807 Northwest 23rd Street, Miami, Florida 33172, facsimile number (305) 477-1379, attention CFO, with a copy to Atlas, Pearlman, Trop & Borkson, New River Center, Suite 1900, 200 East Las Olas Boulevard, Ft. Lauderdale, Florida 33301, facsimile number (954) 766-7800, attention Joel D. Mayersohn, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each Holder of the Debentures at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of
(i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date,
(iii) four days after deposit in the United States mail, (iv) the Business Day following the date of mailing, if send by nationally recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given.

                  Section 5. Put Option.

                  (a) Commencing on the nine (9) month anniversary of the Original Issue Date and on each three (3) month anniversary of such nine (9) month anniversary of the Original Issue Date, if the Holder has not yet exercised such Put Right (as defined below) (the "Put Date"), and continuing for a period of ten (10) days thereafter, the Holder shall have the right (the "Put Right") to request that the Company repurchase all, but not less than all, of the outstanding principal balance of such Holder's Debentures (the "Put Option") at a price equal to the Put Price (as defined below), by delivering to the Company a written notice specifying (i) the aggregate principal amount of Debentures subject to the Put Option which shall be all such Debentures of the Holder, (ii) the aggregate Put Price, and (iii) the date, not earlier than twenty (20) days and not later than thirty (30) days after the Put Date, on which the Put Option may be exercised (the "Put Exercise Date"). The Put Price is payable in four (4) equal monthly installments commencing on Put Exercise Date. "Put Price" means (i) one hundred and twelve percent (112%) of the principal amount of the Debentures to be repaid, plus all accrued and unpaid interest thereon if the Put Date occurs on or prior to the 360th day after the Original Issue Date, (ii) one hundred and sixteen percent (116%) of the principal amount of the Debentures to be repaid, plus all accrued and unpaid interest thereon if the Put Date occurs on or after the 361st day after the Original Issue Date and prior to the 450th day after the Original Issue Date,
(iii) one hundred and twenty percent (120%) of the principal amount of the

Debentures to be repaid, plus all accrued and unpaid interest thereon if the Put Date occurs on or after the 451st day after the Original Issue Date and prior to the 540th day after the Original Issue Date, (iv) one hundred and twenty-four percent (124%) of the principal amount of the Debentures to be repaid, plus all accrued and unpaid interest thereon if the Put Date occurs on or after the 541st day after the Original Issue Date and prior to the 630th day after the Original Issue Date, and (v) one hundred and twenty-eight percent (128%) of the principal amount of the Debentures to be repaid, plus all accrued and unpaid interest thereon if the Put Date occurs on or after the 631st day after the Original Issue Date.

                  (b) Upon receipt by the Company of a notice exercising the Put Right, the Company shall, within the time periods required in Sections 5(a), deliver to the Holder exercising the Put Right a notice stating whether the Company agrees to repurchase all, but not less than all, of the outstanding principal amount of the Debentures subject to the Put Right. In the event the Company delivers notice of its agreement to effect such repurchase (a "Company Acceptance Notice"), the provisions in subsection (c) below shall apply. In the event the Company declines to repurchase the outstanding Debentures subject to the Put Right, the Debentures shall remain convertible pursuant to Section 4(c) at the option of the Holder hereof.

                  (c) Assuming the Company has delivered a Company Acceptance Notice, on the Put Exercise Date and on each monthly anniversary of the Put Exercise Date terminating on the second monthly anniversary of the Put Exercise Date, (i) the Holder shall deliver to the Company the principal amount of Debentures, properly endorsed, representing one-quarter of the Debentures subject to the Put Option, and (ii) the Company shall deliver to the Purchasers, in immediately available funds, the applicable portion of Put Price. The purchase price for any Put Right shall be in cash and shall be free of any claim of subordination. If any portion of the purchase price for any Put Right shall not be paid within the time set forth in this Section 5, as an alternative to any other rights or remedies set fort herein and not in addition to such other rights or remedies, such purchase price shall be increased by 15% per annum (to accrue daily) until paid (which amount shall be paid as liquidated damages and not as a penalty) and the Holder shall have the right to convert the Debentures subject to the Put Option pursuant to Section 4(c).

                  Section 6. Definitions. For the purposes hereof, the following terms shall have the following meanings:

                  "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  "Change of Control Transaction" means the occurrence of any of
(i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of 40% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, the direct or indirect consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, unless following such transaction, the holders of the Company's securities continue to hold at least 40% of such securities following such transaction or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

                  "Common Stock" means the common stock, $.01 par value, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

                  "Mandatory Prepayment Amount" for any Debentures shall equal the sum of (i) the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, divided by the Conversion Price on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is less, multiplied by the closing sale price per share of the Common Stock on NASDAQ or on such Subsequent Market on which the Common Stock is listed or quoted on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is greater, and
(ii) all other amounts, costs, expenses and liquidated damages due in respect of such Debentures.

                  "Original Issue Date" shall mean the date of the first issuance of the Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

                  "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the NASDAQ or on such Subsequent Market on which the Common Stock is then listed or quoted, or if there is no such price on such date, then the closing bid price on the NASDAQ or on such Subsequent Market on which the Common Stock is then listed or quoted on the date nearest preceding such date, or (b) if the Common Stock is not then listed or quoted on the NASDAQ or on a Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority interest of the principal amount of Debentures. .

                  "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  "Purchase Agreement" means the Convertible Debenture Purchase Agreement, dated as of the Original Issue Date, between the Company and the original Holder of Debentures, as amended, modified or supplemented from time to time in accordance with its terms.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Original Issue Date, between the Company and the original Holder of Debentures, as amended, modified or supplemented from time to time in accordance with its terms.

                  "Trading Day" means (a) a day on which the Common Stock is traded on the NASDAQ or on such Subsequent Market on which the Common Stock is then listed or quoted, as the case may be, or (b) if the Common Stock is not listed on the NASDAQ or on a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close

                  "Underlying Shares" means the shares of Common Stock issuable upon conversion of Debentures or as payment of interest in accordance with the terms hereof.

                  "Underlying Securities Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a "selling stockholder" thereunder.

                  "VWACS" means the weighted daily average bid price per share of the Common Stock on NASDAQ or any Subsequent Market as reported by Bloomberg Informational Services, Inc. or its successor to its function of reporting prices.

                  Section 7. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. The Company may only voluntarily prepay the outstanding principal amount on the Debentures in accordance with Section 5 hereof.

                  Section 8. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof. As long as there are Debentures outstanding, the Company shall not and shall cause it subsidiaries not to, without the consent of the Holders, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holders; (ii) except with respect to the redemption of the outstanding convertible promissory notes issued by the Company on October 10, 1997 in the aggregate principal amount of $11,080,535, repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Transaction Documents; or (iii) enter into any agreement with respect to any of the foregoing

                  Section 9. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

                  Section 10. Except as set forth in Schedule 2.1(p) to the Purchase Agreement ("Permitted Liens"), no indebtedness of the Company is senior to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. The Company will not and will not permit any of its subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any Liens (as defined in the Purchase Agreement) of any kind, other than Permitted Liens, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom.

                  Section 11. This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. The Company and the Holders hereby irrevocably submit to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                  Section 12. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

                  Section 13. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

                  Section 14. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next calendar month, the preceding Business Day in the appropriate calendar month).

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.


                                           VITECH AMERICA, INC.




                                           By:________________________________
                                              Name:
                                              Title:

Attest:



By:___________________________
   Name:
   Title:

                                    EXHIBIT A

                              NOTICE OF CONVERSION
                          AT THE ELECTION OF THE HOLDER

(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby elects to convert Debenture No. A-[ ] into shares of common stock, no par value (the "Common Stock"), of Vitech America, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
                                ______________________________________________
                                Date to Effect Conversion

                                ______________________________________________
                                Principal Amount of Debentures to be Converted

                                ______________________________________________
                                Number of shares of Common Stock to be Issued

                                ______________________________________________
                                Applicable Conversion Price

                                ______________________________________________
                                Signature

                                ______________________________________________
                                Name

                                ______________________________________________
                                Address



                                       -1-